Exhibit 99.1

CommScope Reports Second Quarter 2023 Results

Second Quarter Highlights

•
Net sales of $1.918 billion
•
Core net sales of $1.589 billion*
•
GAAP net loss of $100.4 million
•
Non-GAAP adjusted EBITDA of $259.5 million
•
Core adjusted EBITDA of $262.5 million*
•
Cash flow generated by operations of $136.8 million and non-GAAP adjusted free cash flow of $148.8 million

* References to certain supplementary “Core” financial measures reflect the results of the Connectivity and Cable Solutions (CCS), Networking, Intelligent Cellular and Security Solutions (NICS), Outdoor Wireless Networks (OWN) and Access Network Solutions segments (ANS), in the aggregate. Core financial measures exclude the results and performance of the Home Networks (Home) segment. See the second quarter segment comparison tables below showing the aggregation of the Core financial measures.

HICKORY, NC, August 3, 2023 — CommScope Holding Company, Inc. (NASDAQ: COMM), a global leader in network connectivity solutions, today reported results for the quarter ended June 30, 2023.

Summary of Consolidated Results
	Q2	Q2	% Change
	2023	2022	YOY
	(in millions, except per share amounts)
Net sales	$1,918.4	$2,300.2	(16.6)%
Core net sales (1)	1,588.8	1,876.3	(15.3)
GAAP net loss	(100.4)	(61.0)	NM
GAAP net loss per share	(0.55)	(0.36)	NM
Non-GAAP adjusted EBITDA (2)	259.5	299.6	(13.4)
Core adjusted EBITDA (1)	262.5	286.8	(8.5)
Non-GAAP adjusted net income per diluted share (2)	0.19	0.41	(53.7)

NM – Not meaningful

(1) “Core” financial measures reflect the results of the CCS, NICS, OWN and ANS segments, in the aggregate, and exclude the results of the Home segment. See the second quarter segment comparison tables below showing the aggregation of the Core financial measures.

(2) See "Non-GAAP Financial Measures" and "Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures" below.

“CommScope delivered Core net sales of $1.589 billion and Core adjusted EBITDA of $263 million for the second quarter of 2023. Our second quarter in CCS and OWN, was impacted by larger than expected customer inventory corrections, customer capital spending reductions and the macro environment. Despite the market challenges, we continue to manage what we can control including our CommScope NEXT initiatives. Two of our most significant achievements thus far in 2023 are cost efficiencies and NICS performance. On the cost side, we are on track to reduce annualized costs by more than $150 million. In NICS, we achieved a record quarter of adjusted EBITDA of $75 million, up $90 million year-over-year. As we move into the second half, the demand environment, particularly in our CCS and OWN segments, remains uncertain and will impact our 2023 performance. Despite the short-term challenges, we are excited about medium and long-term demand including the continued government and private investment in broadband and fiber,” said Chuck Treadway, President and Chief Executive Officer.

“In the second quarter, CommScope net sales declined 17% from the prior year to $1.918 billion and adjusted EBITDA declined 13% to $260 million. The adjusted EBITDA held up a bit better than our revenue as we continue to drive our CommScope NEXT initiative plan including reducing our fixed costs. We also continued to de-lever as we repurchased and retired $28 million of our long-term debt bringing the total debt repurchases to $85 million since the beginning of the year. We finished the quarter with a net leverage ratio of 6.4x. Liquidity remained strong at more than $1 billion. However, based on current visibility driven by a weaker demand outlook for 2023, we reduced our Core adjusted EBITDA guideposts to a range of $1.15 to $1.25 billion,” said Kyle Lorentzen, Chief Financial Officer.

Impacts of Current Economic Conditions

Macroeconomic factors such as higher interest rates, inflation and concerns about a global economic slow-down have softened demand for CommScope's products, with certain customers reducing purchases as they right-size their inventories and others pausing capital spending. This has negatively impacted the Company's net sales in the first half of 2023 and may continue to negatively impact net sales further into 2023. Conversely, in certain of CommScope's segments, the Company has seen higher demand and favorable pricing impacts that have partially offset the impact of lower demand in certain of its other segments. CommScope is also seeing lower input costs and has proactively implemented cost savings initiatives that have favorably impacted its profitability in the first half of 2023.

Second Quarter Results and Comparisons

Net sales in the second quarter of 2023 decreased 16.6% year-over-year to $1.92 billion. Core net sales decreased 15.3% year-over-year due to lower net sales in the OWN and CCS segments, partially offset by stronger sales in the NICS and ANS segments. Net sales decreased across all regions in the second quarter of 2023.

Net loss attributable to common stockholders of $115.7 million, or $(0.55) per share, in the second quarter of 2023, increased compared to the prior year period's net loss attributable to common stockholders of $75.7 million, or $(0.36) per share. Non-GAAP adjusted net income for the second quarter of 2023 was $47.3 million, or $0.19 per share, versus $100.5 million, or $0.41 per share, in the second quarter of 2022.

Non-GAAP adjusted EBITDA decreased 13.4% to $259.5 million in the second quarter of 2023 compared to the same period last year. Non-GAAP adjusted EBITDA as a percentage of net sales increased to 13.5% in the second quarter of 2023 compared to 13.0% in the same prior year period. Core segment adjusted EBITDA decreased 8.5% to $262.5 million in the second quarter of 2023 compared to the same prior year period. Core segment adjusted EBITDA as a percentage of net sales increased to 16.5% in the second quarter of 2023 compared to 15.3% in the same prior year period.

Reconciliations of the reported GAAP results to non-GAAP adjusted results are included below:

Second Quarter Comparisons

Sales by Region

			% Change
	Q2 2023	Q2 2022	YOY
United States	$1,105.4	$1,424.3	(22.4)%
Europe, Middle East and Africa	369.8	378.4	(2.3)
Asia Pacific	195.0	223.1	(12.6)
Caribbean and Latin America	128.2	150.4	(14.8)
Canada	120.0	124.0	(3.2)
Total net sales	$1,918.4	$2,300.2	(16.6)%

Segment Net Sales

			% Change
	Q2 2023	Q2 2022	YOY
CCS	$698.9	$986.7	(29.2)%
NICS	327.6	205.4	59.5
OWN	228.8	390.9	(41.5)
ANS	333.5	293.3	13.7
Core net sales	1,588.8	1,876.3	(15.3)
Home	329.6	423.9	(22.2)
Total net sales	$1,918.4	$2,300.2	(16.6)%

Segment Operating Income (Loss)

			% Change
	Q2 2023	Q2 2022	YOY
CCS	$28.9	$111.7	(74.1)%
NICS	44.7	(43.7)	NM
OWN	27.4	43.5	(37.0)
ANS	9.0	(25.7)	NM
Core operating income	110.0	85.8	28.2
Home	(37.8)	(22.7)	66.5
Total operating income	$72.2	$63.1	14.4%

Segment Adjusted EBITDA (See "Non-GAAP Financial Measures," below)

			% Change
	Q2 2023	Q2 2022	YOY
CCS	$79.6	$169.0	(52.9)%
NICS	74.9	(15.3)	NM
OWN	41.7	75.3	(44.6)
ANS	66.3	57.8	14.7
Core adjusted EBITDA	262.5	286.8	(8.5)
Home	(3.0)	12.8	(123.4)
Total segment adjusted EBITDA	$259.5	$299.6	(13.4)%

NM – Not meaningful
•
CCS - Net sales of $698.9 million decreased 29.2% from the prior year period primarily driven by declines in Network Cable and Connectivity and Building and Data Center Connectivity.
•
NICS - Net sales of $327.6 million increased 59.5% from the prior year period primarily driven by growth in Ruckus and Intelligent Cellular Networks.
•
OWN - Net sales of $228.8 million decreased 41.5% from the prior year period primarily driven by declines in Base Station Antennas and HELIAX product sales.

•
ANS - Net sales of $333.5 million increased 13.7% from the prior year period primarily driven by growth in Access Technologies and Converged Network Systems.
•
Home - Net sales of $329.6 million decreased 22.2% from the prior year period driven by a decline in Broadband Home Solutions.

Cash Flow and Balance Sheet

•
GAAP cash flow generated by operations was $136.8 million.
•
Non-GAAP adjusted free cash flow was $148.8 million after adjusting operating cash flow for $20.8 million of additions to property, plant and equipment, $31.1 million of cash paid for restructuring costs and $1.7 million of cash paid for transaction, transformation and integration costs.
•
Ended the quarter with $418.1 million in cash and cash equivalents.
•
As of June 30, 2023, the Company had no outstanding borrowings under its asset-based revolving credit facility and had availability of $859.0 million, after giving effect to borrowing base limitations and outstanding letters of credit. The Company ended the quarter with total liquidity of approximately $1,277.1 million.

Conference Call, Webcast and Investor Presentation

As previously announced, CommScope will host a conference call today at 8:30 a.m. ET in which management will discuss second quarter 2023 results. The conference call will also be webcast.

The live, listen-only audio of the call will be available through a link on the Events and Presentations page of CommScope’s Investor Relations website.

A webcast replay will be archived on CommScope’s website for a limited period of time following the conference call.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end, including questions relating to the planned separation of the Home Networks business. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About CommScope:

CommScope (NASDAQ: COMM) is pushing the boundaries of technology to create the world’s most advanced wired and wireless networks. Our global team of employees, innovators and technologists empower customers to anticipate what’s next and invent what’s possible. Discover more at www.commscope.com.

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Investor Contact:
Massimo Disabato, CommScope
+1 630-281-3413
Massimo.Disabato@commscope.com

News Media Contact:
publicrelations@commscope.com

Non-GAAP Financial Measures

CommScope management believes that presenting certain non-GAAP financial measures enhances an investor’s understanding of our financial performance. CommScope management further believes that these financial measures are useful in assessing CommScope’s operating performance from period to period by excluding certain items that we believe are not representative of our core business. CommScope management also uses certain of these financial measures for business planning purposes and in measuring CommScope’s performance relative to that of its competitors. CommScope management believes these financial measures are commonly used by investors to evaluate CommScope’s performance and that of its competitors. However, CommScope’s use of certain non-GAAP terms may vary from that of others in its industry. Non-GAAP financial measures should not be considered as alternatives to operating income (loss), net income (loss), cash flow from operations or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance, operating cash flows or liquidity. A reconciliation of each of the non-GAAP measures discussed herein to their most comparable GAAP measures is below.

Core Measures

CommScope believes that presenting Core financial measures enhances the investor’s understanding of the financial performance of the Company’s core businesses. Core financial measures are the aggregate of the CCS, NICS, OWN and ANS segments. They do not include the results of the Home segment. The Core segments and the Home segment represent the business segments as currently managed and reported by CommScope. Future results and the composition of any business divested in the future may vary and differ materially from the presentation of the Core financial measures.

Forward Looking Statements

This press release or any other oral or written statements made by us or on our behalf may include forward-looking statements that reflect our current views with respect to future events and financial performance. These statements may discuss goals, targets, intentions or expectations as to future plans, trends, events, results of operations or financial condition or otherwise, in each case, based on current beliefs and expectations of management, as well as assumptions made by, and information currently available to, management. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, our dependence on customers’ capital spending on data, communication and entertainment equipment, which could be negatively impacted by a regional or global economic downturn, among other factors; the potential impact of higher than normal inflation; concentration of sales among a limited number of customers and channel partners; risks associated with our sales through channel partners; changes to the regulatory environment in which we and our customers operate; changes in technology; industry competition and the ability to retain customers through product innovation, introduction, and marketing; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing and timing of delivery of products to customers; risks related to our ability to implement price increases on our products and services; risks associated with our dependence on a limited number of key suppliers for certain raw materials and components; risks related to the successful execution of CommScope NEXT; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities or those of our contract manufacturers that may affect our ability to meet customer demands for products; possible future restructuring actions; the risk that our manufacturing operations, including our contract manufacturers on which we rely, encounter capacity, production, quality, financial or other difficulties causing difficulty in meeting customer demands; substantial indebtedness and restrictive debt covenants; our ability to incur additional indebtedness and increases in interest rates; our ability to generate cash to service our indebtedness; the potential separation, divestiture or discontinuance of a business or product line, including uncertainty regarding the timing of the separation, achievement of the expected benefits and the potential disruption to the business; our ability to integrate and fully realize anticipated benefits from prior or future divestitures, acquisitions or equity investments; possible future impairment charges for fixed or intangible assets, including goodwill; our ability to attract and retain qualified key employees; labor unrest; product quality or performance issues, including those associated with our suppliers or contract manufacturers, and associated warranty claims; our ability to maintain effective management information technology systems and to successfully implement major systems initiatives; cyber-security incidents, including data security breaches, ransomware or computer viruses; the use of open standards; the long-term impact of climate change; significant international operations exposing us to economic risks like variability in foreign exchange rates and inflation, as well as political and other risks, including the impact of wars, regional conflicts and terrorism; our ability to comply with governmental anti-corruption laws and regulations worldwide; the impact of export and import controls and sanctions worldwide on our supply chain and ability to compete in international markets; changes in the laws and policies in the United States affecting trade, including the risk and uncertainty related to tariffs or potential trade wars and potential changes to laws and policies, that may impact our products; cost of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign social and environmental laws; the impact of litigation and similar regulatory proceedings in which we are involved or may become involved, including the costs of such litigation; the scope, duration and impact of disease outbreaks and pandemics, such as COVID-19, on our business, including employees, sites, operations, customers, supply chain logistics and the global economy; our stock price volatility; income tax rate variability and ability to recover amounts recorded as deferred tax assets; and other factors beyond our control. These and other factors are discussed in greater detail in our 2022 Annual Report on Form 10-K and may be updated from time to time in our annual reports, quarterly reports, current reports and other filings we make with the Securities and Exchange Commission. Although the information contained in this press release represents our best judgment as of the date of this release based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. We are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this press release, except as otherwise may be required by law.

END

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited -- In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net sales	$1,918.4	$2,300.2	$3,919.9	$4,528.8
Cost of sales	1,301.2	1,617.0	2,611.0	3,209.3
Gross profit	617.2	683.2	1,308.9	1,319.5
Operating expenses:
Selling, general and administrative	254.9	277.2	518.4	563.2
Research and development	153.2	165.4	306.6	336.1
Amortization of purchased intangible assets	101.4	139.0	227.8	279.7
Restructuring costs, net	35.5	38.5	31.4	50.6
Total operating expenses	545.0	620.1	1,084.2	1,229.6
Operating income	72.2	63.1	224.7	89.9
Other income, net	2.4	1.0	8.1	1.0
Interest expense	(168.5)	(140.1)	(333.6)	(276.6)
Interest income	1.9	0.5	4.4	1.2
Loss before income taxes	(92.0)	(75.5)	(96.4)	(184.5)
Income tax (expense) benefit	(8.4)	14.5	(0.6)	(16.4)
Net loss	(100.4)	(61.0)	(97.0)	(200.9)
Series A convertible preferred stock dividends	(15.3)	(14.7)	(30.4)	(29.2)
Net loss attributable to common stockholders	$(115.7)	$(75.7)	$(127.4)	$(230.1)

Loss per share:
Basic	$(0.55)	$(0.36)	$(0.61)	$(1.11)
Diluted (a)	$(0.55)	$(0.36)	$(0.61)	$(1.11)
Weighted average shares outstanding:
Basic	210.5	207.6	209.7	206.5
Diluted (a)	210.5	207.6	209.7	206.5
(a) Calculation of diluted loss per share:
Net loss (basic and diluted)	$(115.7)	$(75.7)	$(127.4)	$(230.1)

Weighted average shares (basic)	210.5	207.6	209.7	206.5
Dilutive effect of equity-based awards	—	—	—	—
Denominator (diluted)	210.5	207.6	209.7	206.5

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Condensed Consolidated Balance Sheets
(In millions, except share amounts)

	Unaudited June 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$418.1	$398.1
Accounts receivable, net of allowance for doubtful accounts of $63.0 and $82.8, respectively	1,354.1	1,523.6
Inventories, net	1,454.2	1,588.1
Prepaid expenses and other current assets	198.5	216.4
Total current assets	3,424.9	3,726.2
Property, plant and equipment, net of accumulated depreciation of $908.9 and $873.5, respectively	565.8	609.6
Goodwill	4,079.2	4,072.4
Other intangible assets, net	2,246.3	2,473.5
Other noncurrent assets	849.5	803.7
Total assets	$11,165.7	$11,685.4
Liabilities and Stockholders' Deficit
Accounts payable	$782.7	$1,025.5
Accrued and other liabilities	906.9	1,050.0
Current portion of long-term debt	32.0	32.0
Total current liabilities	1,721.6	2,107.5
Long-term debt	9,380.9	9,469.6
Deferred income taxes	156.4	173.4
Other noncurrent liabilities	391.9	380.6
Total liabilities	11,650.8	12,131.1
Commitments and contingencies
Series A convertible preferred stock, $0.01 par value	1,130.8	1,100.3
Stockholders' deficit:
Preferred stock, $0.01 par value: Authorized shares: 200,000,000;
Issued and outstanding shares: 1,130,776 and 1,100,310, respectively, Series A convertible preferred stock	—	—
Common stock, $0.01 par value: Authorized shares: 1,300,000,000; Issued and outstanding shares: 211,912,464 and 208,371,426, respectively	2.3	2.2
Additional paid-in capital	2,558.7	2,542.9
Accumulated deficit	(3,599.2)	(3,502.2)
Accumulated other comprehensive loss	(276.2)	(296.3)
Treasury stock, at cost: 14,342,757 shares and 12,726,695 shares, respectively	(301.5)	(292.6)
Total stockholders' deficit	(1,615.9)	(1,546.0)
Total liabilities and stockholders' deficit	$11,165.7	$11,685.4

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited -- In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Operating Activities:
Net loss	$(100.4)	$(61.0)	$(97.0)	$(200.9)
Adjustments to reconcile net loss to net cash generated by (used in) operating activities:
Depreciation and amortization	139.4	176.1	303.5	356.3
Equity-based compensation	10.7	12.3	24.2	28.9
Deferred income taxes	(31.9)	(28.5)	(61.9)	(26.2)
Changes in assets and liabilities:
Accounts receivable	(0.9)	(25.9)	174.4	(86.4)
Inventories	167.5	(77.7)	135.6	(151.4)
Prepaid expenses and other assets	6.1	(27.5)	16.3	2.1
Accounts payable and other liabilities	(92.9)	(52.3)	(411.2)	(28.8)
Other	39.2	(10.1)	6.8	(2.7)
Net cash generated by (used in) operating activities	136.8	(94.6)	90.7	(109.1)
Investing Activities:
Additions to property, plant and equipment	(20.8)	(27.7)	(35.2)	(55.1)
Proceeds from sale of property, plant and equipment	0.8	—	41.6	—
Other	11.2	4.5	20.5	15.9
Net cash generated by (used in) investing activities	(8.8)	(23.2)	26.9	(39.2)
Financing Activities:
Long-term debt repaid	(8.0)	(83.0)	(16.0)	(176.0)
Long-term debt repurchases	(25.0)	—	(75.0)	—
Long-term debt proceeds	—	125.0	—	210.0
Tax withholding payments for vested equity-based compensation awards	(3.9)	(3.4)	(8.9)	(14.0)
Other	0.2	0.1	2.1	1.4
Net cash generated by (used in) financing activities	(36.7)	38.7	(97.8)	21.4
Effect of exchange rate changes on cash and cash equivalents	(0.5)	(6.3)	0.2	(4.1)
Change in cash and cash equivalents	90.8	(85.4)	20.0	(131.0)
Cash and cash equivalents at beginning of period	327.3	314.7	398.1	360.3
Cash and cash equivalents at end of period	$418.1	$229.3	$418.1	$229.3

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net loss, as reported	$(100.4)	$(61.0)	$(97.0)	$(200.9)
Income tax expense (benefit)	8.4	(14.5)	0.6	16.4
Interest income, as reported	(1.9)	(0.5)	(4.4)	(1.2)
Interest expense, as reported	168.5	140.1	333.6	276.6
Other income, net, as reported	(2.4)	(1.0)	(8.1)	(1.0)
Operating income, as reported	$72.2	$63.1	$224.7	$89.9
Adjustments:
Amortization of purchased intangible assets	101.4	139.0	227.8	279.7
Restructuring costs, net	35.5	38.5	31.4	50.6
Equity-based compensation	10.7	12.3	24.2	28.9
Transaction, transformation and integration costs	6.5	14.9	9.1	30.5
Acquisition accounting adjustments	0.5	1.8	1.3	3.6
Patent claims and litigation settlements	—	1.0	(11.0)	2.2
Reserve (recovery) for Russian accounts receivable	(2.0)	(1.7)	(2.0)	3.8
Cyber incident costs	4.1	—	4.1	—
Depreciation	30.6	30.7	61.9	63.7
Total adjustments to operating income	187.3	236.5	346.8	463.0
Non-GAAP adjusted EBITDA	$259.5	$299.6	$571.5	$552.9

Net loss, as reported	$(100.4)	$(61.0)	$(97.0)	$(200.9)
Adjustments:
Total pretax adjustments to adjusted EBITDA	156.7	205.8	284.9	399.3
Pretax amortization of debt issuance costs and OID (1)	6.9	6.4	13.8	12.9
Pretax gain on debt transactions (2)	(2.9)	—	(10.4)	—
Tax effects of adjustments and other tax items (3)	(13.0)	(50.8)	(55.0)	(46.4)
Non-GAAP adjusted net income	$47.3	$100.5	$136.3	$164.9
GAAP EPS, as reported (4)	$(0.55)	$(0.36)	$(0.61)	$(1.11)
Non-GAAP adjusted diluted EPS (5)	$0.19	$0.41	$0.54	$0.67

(1) Included in interest expense.
(2) Included in other income, net.

(3) The tax rates applied to adjustments reflect the tax expense or benefit based on the tax jurisdiction of the entity generating the adjustment. There are certain items for which we expect little or no tax effect.

(4) For all periods presented, GAAP EPS was calculated using net loss attributable to common stockholders in the numerator, which includes the impact of the Series A convertible preferred stock dividend.

(5) Diluted shares used in the calculation of non-GAAP adjusted diluted EPS are 253.1 million and 247.6 million for the three months ended June 30, 2023 and 2022, respectively, and 252.6 million and 247.5 million for the six months ended June 30, 2023 and 2022, respectively.

See "Non-GAAP Financial Measures" above.

CommScope Holding Company, Inc.
Sales by Region
(Unaudited -- In millions)

Sales by Region
			% Change
	Q2 2023	Q2 2022	YOY
United States	$1,105.4	$1,424.3	(22.4)%
Europe, Middle East and Africa	369.8	378.4	(2.3)
Asia Pacific	195.0	223.1	(12.6)
Caribbean and Latin America	128.2	150.4	(14.8)
Canada	120.0	124.0	(3.2)
Total net sales	$1,918.4	$2,300.2	(16.6)%

CommScope Holding Company, Inc.
Segment Information
(Unaudited -- In millions)

Segment Net Sales
			% Change
	Q2 2023	Q2 2022	YOY
CCS	$698.9	$986.7	(29.2)%
NICS	327.6	205.4	59.5
OWN	228.8	390.9	(41.5)
ANS	333.5	293.3	13.7
Core net sales (1)	1,588.8	1,876.3	(15.3)
Home	329.6	423.9	(22.2)
Total net sales	$1,918.4	$2,300.2	(16.6)%

Segment Adjusted EBITDA (2)
			% Change
	Q2 2023	Q2 2022	YOY
CCS	$79.6	$169.0	(52.9)%
NICS	74.9	(15.3)	NM
OWN	41.7	75.3	(44.6)
ANS	66.3	57.8	14.7
Core adjusted EBITDA (1)	262.5	286.8	(8.5)
Home	(3.0)	12.8	(123.4)
Total segment adjusted EBITDA	$259.5	$299.6	(13.4)%

NM – Not meaningful
(1) “Core” financial measures reflect the results of the CCS, NICS, OWN and ANS segments, in the aggregate, and exclude the results of the Home segment.
(2) See "Non-GAAP Financial Measures" above.

CommScope Holding Company, Inc.
Reconciliation of GAAP to Segment Adjusted EBITDA
(Unaudited -- In millions)

Second Quarter 2023 Segment Adjusted EBITDA Reconciliation

	CCS	NICS	OWN	ANS	Home	Total
Operating income (loss), as reported	$28.9	$44.7	$27.4	$9.0	$(37.8)	$72.2
Amortization of purchased intangible assets	18.9	14.3	5.0	37.4	25.8	101.4
Restructuring costs, net	13.2	9.0	3.8	9.3	0.2	35.5
Equity-based compensation	3.4	2.4	1.4	2.5	1.1	10.7
Transaction, transformation and integration costs	0.4	0.4	0.2	1.7	3.7	6.5
Acquisition accounting adjustments	—	0.3	—	—	0.3	0.5
Recovery of Russian accounts receivable	(2.0)	—	—	—	—	(2.0)
Cyber incident costs	1.7	0.5	0.7	0.7	0.5	4.1
Depreciation	15.1	3.3	3.3	5.6	3.3	30.6
Segment adjusted EBITDA	$79.6	$74.9	$41.7	$66.3	$(3.0)	$259.5
Segment adjusted EBITDA % of sales	11.4%	22.9%	18.2%	19.9%	(0.9%)	13.5%

Second Quarter 2022 Segment Adjusted EBITDA Reconciliation

	CCS	NICS	OWN	ANS	Home	Total
Operating income (loss), as reported	$111.7	$(43.7)	$43.5	$(25.7)	$(22.7)	$63.1
Amortization of purchased intangible assets	27.4	15.2	8.2	62.0	26.2	139.0
Restructuring costs, net	10.3	5.8	17.3	4.8	0.3	38.5
Equity-based compensation	3.0	2.7	1.4	3.2	2.0	12.3
Transaction, transformation and integration costs	3.5	1.0	1.5	7.4	1.6	14.9
Acquisition accounting adjustments	—	0.5	—	0.8	0.4	1.8
Patent claims and litigation settlements	—	—	—	—	1.0	1.0
Recovery of Russian accounts receivable	(1.2)	(0.3)	(0.1)	—	—	(1.7)
Depreciation	14.3	3.5	3.6	5.4	3.9	30.7
Segment adjusted EBITDA	$169.0	$(15.3)	$75.3	$57.8	$12.8	$299.6
Segment adjusted EBITDA % of sales	17.1%	(7.4%)	19.3%	19.7%	3.0%	13.0%

Components may not sum to total due to rounding.
See "Non-GAAP Financial Measures" above.

CommScope Holding Company, Inc.
Adjusted Free Cash Flow
(Unaudited -- In millions)

Adjusted Free Cash Flow
	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023
Cash flow from operations	$(94.6)	$(87.6)	$386.8	$(46.1)	$136.8
Capital expenditures	(27.7)	(23.6)	(22.6)	(14.4)	(20.8)
Free cash flow	(122.3)	(111.2)	364.2	(60.5)	116.0
Transaction, transformation and integration costs	13.0	8.7	18.7	1.4	1.7
Restructuring costs, net	18.7	11.5	19.9	19.4	31.1
Adjusted free cash flow	$(90.6)	$(91.0)	$402.8	$(39.7)	$148.8

See "Non-GAAP Financial Measures" above.

CommScope Holding Company, Inc.
Adjusted Gross Profit and Adjusted Operating Expense
(Unaudited -- In millions)

GAAP to Non-GAAP Adjusted Gross Profit
	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023
Gross profit, as reported	$683.2	$736.3	$748.3	$691.7	$617.2
Equity-based compensation	1.6	2.2	2.2	1.7	1.3
Acquisition accounting adjustments	1.8	1.8	1.7	0.8	0.5
Patent claims and litigation settlements	1.0	0.1	26.2	(11.0)	—
Adjusted gross profit	$687.6	$740.4	$778.4	$683.2	$619.0
Adjusted gross profit as % of sales	29.9%	31.1%	33.6%	34.1%	32.3%

GAAP to Non-GAAP Adjusted Operating Expense
	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023
Selling, general and administrative, as reported	$277.2	$281.7	$290.1	$263.5	$254.9
Research and development, as reported	165.4	161.9	159.4	153.4	153.2
Operating expenses	$442.6	$443.6	$449.5	$416.9	$408.1
Equity-based compensation	10.7	14.2	13.7	11.8	9.4
Transaction, transformation and integration costs	14.9	5.9	1.9	2.6	6.5
Recovery for Russian accounts receivable	(1.7)	(1.1)	—	—	(2.0)
Cyber incident costs	—	—	—	—	4.1
Adjusted operating expense	$418.7	$424.6	$433.9	$402.5	$390.1
Adjusted operating expense as % of sales	18.2%	17.8%	18.7%	20.1%	20.3%

Components may not sum to total due to rounding.
See "Non-GAAP Financial Measures" above.

CommScope Holding Company, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited -- In millions)

Core Segment Adjusted EBITDA

	Outlook Range
	2023
Core segment operating income (1)	$625	$699
Adjustments:
Amortization of purchased intangible assets	325	326
Equity-based compensation	46	48
Restructuring costs, net and transaction, transformation and integration costs	40	60
Acquisition accounting adjustments	1	1
Cyber incident costs	4	6
Recovery of Russian accounts receivable	(2)	(2)
Depreciation	111	112
Total adjustments to core operating income (1)	525	551
Core segment adjusted EBITDA	$1,150	$1,250

Adjusted Free Cash Flow
	Outlook Range
	2023
Cash flow from operations	$200	$290
Capital expenditures	(70)	(80)
Free cash flow	130	210
Cash paid for restructuring, transaction, transformation and integration costs	120	140
Adjusted free cash flow	$250	$350

(1) “Core” financial measures reflect the results of the CCS, NICS, OWN and ANS segments, in the aggregate, and exclude the results of the Home segment.

Our actual results may be impacted by additional events for which information is not currently available, such as additional restructuring activities, asset impairments, additional transaction, transformation and integration costs and other gains or losses related to events that are not currently known or measurable.

See "Forward-Looking Statements" and "Non-GAAP Financial Measures" above.